                                                                EXHIBIT 4(d)

                               TERMS OF WARRANTS


     THIS EXHIBIT sets forth the terms of the Warrants (the "Warrants") to be issued by CLINICOR, INC. (the "Company"), a Nevada corporation. Capitalized terms used herein and not otherwise defined shall have the meaning set forth for such terms in the Subscription Agreement to which this document is an exhibit. These terms are incorporated in and made a part of the Subscription Agreement documenting the Company's proposed issuance of Units (each a "Unit") consisting of one share of the Company's Common Stock (the "Common Stock") and one Warrant (evidenced by a "Warrant Certificate") in connection with and in addition to the issuance of said share of Common Stock, (all such shares of Common Stock (and, if appropriate after certain adjustments provided for herein, such other classes of securities or property) to be purchased upon the exercise of the Warrants being called the "Shares") in a private placement offering (the "Offering") through use of the Memorandum. Set forth below are the terms and conditions of the Warrants, and the rights of the Subscribers who will become the registered holders of the Warrants, together with their respective successors and assigns (collectively, the "Warrant Holders"), and provisions for the issuance, transfer and exercise of the Warrants and other matters. These terms are incorporated into the Subscription Agreement and made a part thereof and are binding upon the Company and each Subscriber.


                                   SECTION 1
                                   ---------

                                    WARRANTS

     (a) Subject to the terms and conditions hereof, each two Warrants shall entitle the Warrant Holder upon exercising the Warrants to purchase from the Company one fully-paid and nonassessable Share at a price of $4.00 per Share, subject to adjustment hereunder (the "Exercise Price") at such time or times specified in Section 5 (the "Window Period"), during the period terminating on September 30, 1998 (unless said period is reduced or extended pursuant to the terms of Section 5, Section 7 and/or Section 16 hereof) (the "Warrant Term"). The Warrants will expire at 5:00 p.m., Austin, Texas, local time, on the last day of the Warrant Term or, if such day in Austin, Texas, shall be either a holiday or a day on which banks are authorized or obligated by law to be closed, then at 5:00 p.m., Austin, Texas, local time, on the next following day which in Austin, Texas, shall not be either a holiday or a day on which banks are authorized or obligated by law to be closed (the actual time of expiration of the Warrants being called the "Warrant Expiration Date"). At the time of expiration of the Warrants, any unexercised Warrants will become void and all rights of the Warrant Holders under the terms of the Warrant Certificates, the Subscription Agreement, these Terms of Warrants and otherwise shall cease.

     (b) If the Company's service revenue for the fiscal year ending December 31, 1996, as shown on its audited financial statements for such period, is less than $10 million, then the

Exercise Price shall automatically be reduced to $3.00. Such reduced Exercise Price shall be subject to further adjustment pursuant to Section 11 of these Warrant Terms.


                                   SECTION 2
                                   ---------

                                 DETACHABILITY

     Subject to applicable state and federal laws concerning the sale, issuance and transfer of securities, a Warrant may be sold, assigned or otherwise conveyed separately from Common Stock at any time following issuance until the expiration of the Warrant Term. However, a Warrant Certificate may not be presented for exercise except during a Window Period, as such term is defined in
Section 5 hereof. Subject to applicable state and federal laws concerning the sale, issuance and transfer of securities and the terms and provisions hereof, during a Window Period a Warrant may be presented for exercise, sold, assigned or otherwise conveyed on the books of the Company either separate from or together with shares of the Company's Common Stock.

     Any transfer of the Warrant or shares of Common Stock which may be purchased upon exercise of the Warrants are subject to certain restrictions upon transfer as set forth in that certain Registration Rights Agreement entered into between the Company and the Warrant Holders who were Subscribers in the Offering, which restrictions shall be binding on all Warrant Holders.


                                   SECTION 3
                                   ---------

                             WARRANT CERTIFICATES

     The Warrant Certificates shall be in registered form only. The text of the Warrant Certificates, including the forms of exercise and assignment to be printed on the reverse side of the Warrant Certificates, shall be substantially in the form set forth in Attachment 1 hereto. Warrant Certificates shall be
                         ------------
signed by, or shall bear the facsimile signatures of, the President or a Vice President of the Company and the Secretary or an Assistant Secretary of the Company. If any person whose signature has been placed upon any Warrant Certificates as the signature of an officer of the Company shall have ceased to be such officer before such Warrant Certificate is issued and delivered, such Warrant Certificate may be issued and delivered with the same effect as if such person had not ceased to be such officer. Any Warrant Certificate may be signed by, or may bear the facsimile signature of, any person who at the actual date of the preparation of such Warrant Certificate shall be a proper officer of the Company to sign such Warrant Certificate even though such person was not such an officer upon the date of the Subscription Agreement.

                                   SECTION 4
                                   ---------

                    REGISTRATION OF TRANSFERS AND EXCHANGES

     (a) The Company shall from time to time register the transfer of any outstanding Warrants upon records to be maintained by the Company for such purpose upon surrender of a Warrant Certificate to the Company to transfer, accompanied by appropriate instruments of transfer in form satisfactory to the Company and duly executed by the Warrant Holder or a duly authorized attorney. Upon any such registration of transfer, new Warrant Certificates shall be issued in the name of and delivered to the transferee, and the surrendered Warrant Certificate shall be canceled.

     (b) Any outstanding Warrant Certificate may be surrendered to the Company in exchange for another Warrant Certificate of like tenor, subject to subsection
(f) of Section 11, and representing in the aggregate the same number of Warrants, subject to any adjustment under Section 11. Warrant Certificates so surrendered for exchange shall be canceled.


                                   SECTION 5
                                   ---------

                           RIGHT TO EXERCISE WARRANT

     (a) Warrants will be exercisable during the Warrant Term only within specified periods as provided herein (each a "Window Period"). During a Window Period the Company will use good faith efforts to maintain an exemption from the registration requirements of the federal securities laws and the state "Blue Sky" laws of the states where the Units were originally offered for sale. Window Periods shall occur in the following manner:

          (i) If, at the time of the distribution to the Warrant Holders of the audited annual financial statements of the Company for each fiscal year ending December 31, beginning December 31, 1996, the Board of Directors of the Company determines that the fair market value of the Shares equals or exceeds the Exercise Price then in effect, then the Company shall circulate to the Warrant Holders of record a form of election to receive a disclosure statement (the "Form of Election") required by the Securities Act of 1933, as amended (the "Securities Act") and the "Blue Sky" laws of the states where the Units were originally offered for sale (a "Disclosure Statement") for the purpose of considering whether to exercise their Warrants during a Window Period.

          In the event that, within twenty (20) days after the distribution of the Form of Election the Company receives requests from Warrant Holders of record of two-thirds of the Warrants to receive a Disclosure Statement and to initiate a Window Period, the Company shall, within forty-five (45) days thereafter, distribute a Disclosure Statement to all Warrant Holders of record, which shall include a statement regarding the length of the Window Period, which shall not be less than thirty (30) days, during which the Warrants are then exercisable.

          Warrant Holders may elect to exercise their Warrants by delivering the Form of Exercise appended hereto to the Company only during the Window Period.
                                                -----------------------------

          (ii) Upon the exercise of fifty percent (50%) of the Warrants issued in the Offering, the Company may deliver to the remaining Warrant Holders of record a Disclosure Statement and a notice stating that fifty percent (50%) of the Warrants have been exercised and that the remaining Warrants shall be exercisable for a period determined by the Company in good faith (the "Final Exercise Period"), which period shall not be less than thirty (30) days. Upon the conclusion of the Final Exercise Period the Warrants shall terminate and be of no value whatsoever. Notwithstanding anything to the contrary herein, the termination of any Final Exercise Period shall be hereby deemed to be the Warrant Expiration Date and the termination of the Warrant Term.

          (iii) Provided that there has been no earlier termination of the Warrants, including, without limitation, pursuant to Section 5(a)(ii) hereof, if, at January 1, 1998, the Company has not had in effect a current registration statement covering the Common Stock issuable upon exercise of the Warrants for sixty (60) consecutive days at any time during the two year period preceding such date, then the Company shall use diligent efforts to deliver a Disclosure Statement and to initiate a Window Period of no less than thirty (30) days; provided, that if the Company, in its sole discretion, determines that due to
--------
market or business conditions, such Window Period is not in the best interests of the Company, then the Company may, in its sole discretion, extend the term of the Warrants to a period not to exceed 270 days commencing at the end of the stated term of the Warrant (the "Extension Period") by delivering a notice to the Warrant Holders of record. Thereafter, within such 270 day period, the Company shall deliver to the Warrant Holders of record, a Disclosure Statement which shall include a statement regarding the Warrant Period during which the Warrants are then exercisable, which period shall not be less than thirty (30) days. Notwithstanding the expiration of the stated term of the Warrants, the Warrant Term and the Warrant Expiration Date shall be extended and any unexercised Warrants may be exercised during the Extension Period and, thereafter, shall terminate and be of no value whatsoever.

          (iv) Notwithstanding the foregoing, any period during which the Company has in place an effective registration statement covering the Common Stock issuable upon exercise of the Warrants (including, without limitation, a registration statement prepared in connection with an exercise of any registration rights of the Warrant Holders) shall be deemed to be a Window Period, and shall be subject to the terms and conditions outlined herein.

          (v) During any period in which the Warrants are called for redemption under Section 7.

          (vi) Unless otherwise terminated hereunder, the right to exercise this Warrant shall expire, the Warrant Expiration Date shall be hereby deemed to occur and the Warrant Term shall be deemed to terminate, upon the effective date of a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the

Company's assets to another corporation or person, if, immediately after any such merger, consolidation or sale of assets, at least fifty percent (50%) of the voting power of the surviving corporation or such other person, as the case may be, is owned by persons who are not shareholders of the Company immediately prior to such merger, consolidation or sale of assets, provided that the Warrant Holders receive notice of such merger, or consolidation or sale of assets at least twenty (20) days prior to the effective date of such merger, or consolidation or sale of assets and a Disclosure Statement providing for a Window Period of at least fifteen (15) days in duration. Notwithstanding the foregoing, the Warrants shall not terminate if the Warrants are assumed by or exchanged with Warrants of the surviving corporation in the merger, consolidation or sale of assets, in which case such assumption or exchange shall be effective in accordance with Section 11 hereof.


                                   SECTION 6
                                   ---------

                             EXERCISE OF WARRANTS

     (a) During a Window Period, any number of the Warrants evidenced by any Warrant Certificate which, upon exercise thereof, are entitled to receive a whole number of Shares, may be exercised upon any single occasion on or before the applicable Warrant Expiration Date. A Warrant shall be exercised by the Warrant Holder by surrendering to the Company the Warrant Certificate, with the exercise form on the reverse of such Warrant Certificate duly completed and executed, together with payment in lawful money of the United States of America in cash or by certified or cashier's check or bank draft payable to the order of the Company, for the applicable aggregate Exercise Price for the total number of Shares to be purchased.

     (b) Subject to Section 6(d) and Section 11, within thirty (30) days of the receipt of a Warrant Certificate with the exercise form thereon duly executed, together with payment in full of the Exercise Price for the Shares for which Warrants then are being exercised, the Company shall deliver certificates evidencing the total number of whole Shares for which Warrant(s) are then being exercised in such names and denominations as are required for delivery to, or in accordance with the instructions of, the Warrant Holder, provided that if fewer than all Warrants evidenced by a Warrant Certificate are exercised, the Company (if so requested) shall issue a balance Warrant Certificate for the balance of the Warrants. Certificates for the Shares shall be deemed to be issued, and the person to whom such Shares are issued of record shall be deemed to have become a holder of record of such Shares, as of the date of the surrender of such Warrant Certificate and payment of the Exercise Price, whichever shall last occur, provided that if the books of the Company with respect to the Shares shall be closed as of such date, the certificates for such Shares shall be deemed to be issued, and the person to whom such Shares are issued of record shall be deemed to have become a record holder of such Shares, as of the date on which such books shall next be open (whether before, on or after the applicable Warrant Expiration Date) but at the Exercise Price and upon the other conditions in effect upon the date of surrender of the Warrant Certificate and payment of the Exercise Price, whichever shall have last occurred, to the Company.

     (c) All Warrant Certificates surrendered upon exercise of Warrants shall be canceled.

     (d) Notwithstanding the foregoing, the Company, in its sole discretion, may elect not to accept the exercise of a Warrant if such exercise would not comply with federal or state laws governing the issuance and sale of securities. In no event shall Shares be issued, and the Company shall have the authority to suspend the exercise of any or all Warrants during any period, including a Window Period, when neither a current registration statement under the Securities Act with respect to such Shares or the Warrants is maintained nor an applicable exemption from registration has been perfected by the Company. Similarly, a Warrant Holder residing in a state where a required registration or governmental approval of issuance of the Shares is not in effect at, or has not been obtained within a reasonable time after, the surrender date of the Warrant Certificate for exercise shall not be entitled to exercise Warrants unless, in the opinion of counsel, such registration or approval in such state shall not be required.

          EXCEPT FOR ANY OBLIGATION THE COMPANY MAY HAVE UNDER THE REGISTRATION RIGHTS AGREEMENT ENTERED INTO WITH THE ORIGINAL HOLDERS OF THE WARRANTS AND AS SPECIFIED IN SECTIONS 5 AND 7 OF THESE WARRANT TERMS, THE COMPANY HAS NO OBLIGATIONS TO REGISTER OR SEEK EXEMPTIONS FROM REGISTRATION OR QUALIFICATION UNDER APPLICABLE FEDERAL OR STATE SECURITIES LAWS.


                                   SECTION 7
                                   ---------

                            REDEMPTION OF WARRANTS

     (a) Subject to the registration obligations set forth below, the Company will be entitled, at its discretion, to call all of the Warrants for redemption at any time, until the Warrant Expiration Date at a price (the "Redemption Price") of $0.05 per Warrant, provided that (i) the closing bona fide representative bid price of the Common Stock exceeds the Warrant exercise price by at least 25% during a period of at least twenty (20) of the thirty (30) trading days immediately preceding the notice of redemption; (ii) the Company either (a) has in effect a current registration statement covering the Common Stock issuable upon exercise of the Warrants or (b) has available an exemption from registration pursuant to the Securities Act, as defined herein, in the sole determination of the Company and its counsel; and (iii) the expiration of the forty-five (45) day notice period is within the Warrant Term (including any extension thereof). On the redemption date, the Warrant Holders of record of redeemed Warrants shall be entitled to payment of the Redemption Price upon surrender of such redeemed Warrants to the Company at its principal executive office.

     Notwithstanding the foregoing, the Company's right to redeem the Warrants may be exercised only if upon such notice of redemption and subsequent exercise of the Warrants by the Warrant Holders thereof, the Company shall (if no registration statement covering Shares issuable upon exercise of the Warrants is then in effect) register the exercised Shares pursuant to the following provisions. Specifically, the Company shall:

          (i) within one hundred eighty (180) days after the date set by the Company for redemption, prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement with respect to all Shares acquired pursuant to exercise of Warrants and use its best efforts to cause such registration statement to become and remain effective for a period of ninety (90) days (the "Registration Period");

          (ii) use its best efforts to prepare and file with the Commission such amendments and supplements to such registration statement as may be necessary to keep such registration statement effective for the Registration Period and to comply with the provisions of the Securities Act and this Warrant;

          (iii) use its best efforts to register or qualify the securities covered by such registration statement under the securities or state "Blue Sky" laws of such jurisdictions as may be reasonably agreed upon by the Warrant Holders and the Company, provided that the Company shall not be required to undertake such actions in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

     The Company shall be liable for all "Registration Expenses" in connection with such registration. "Registration Expenses" shall mean all expenses incurred by the Company in complying with this Section, including, without limitation, all registration and filing fees; printing expenses; fees and disbursements of counsel for the Company; Blue Sky fees and expenses; and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company and excluding any stock transfer taxes and any fees and disbursements of counsel for any Warrant Holder). Any Warrants not exercised within the forty-five (45) day notice period for redemption shall be redeemable by the Company pursuant to the terms of this Section 7.

     (b)  Notice of redemption of any Warrant shall be given as provided in
Section 15 hereof at least forty-five (45) days prior to any redemption date, by mailing a copy of such notice to all of the affected Warrant Holders of record as of three days prior to the mailing date and such notice shall be effective upon mailing.

     (c) Notwithstanding any other provision hereof, from and after the redemption date, all rights of the affected Warrant Holders with respect to the Warrants (except the right to receive from the Company the Redemption Price) shall terminate.

                                   SECTION 8
                                   ---------

                               PAYMENT OF TAXES

     The Company will pay all taxes attributable to the initial issuance of Shares upon exercise of Warrants (excluding any taxes based upon income payable by the Warrant Holder as a result of such exercise). The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or in the issue of any certificates for Shares in a name other than that of the Warrant Holder upon the exercise of any Warrant.


                                   SECTION 9
                                   ---------

                   MUTILATED OR MISSING WARRANT CERTIFICATES

     If any Warrant Certificate is mutilated, lost, stolen or destroyed, the Company may, on such terms as to provide an indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant Certificate, include the surrender thereof), and upon receipt of evidence satisfactory to the Company of such loss, theft or destruction, issue a substitute Warrant Certificate of like denomination and tenor as the Warrant Certificate so mutilated, lost, stolen or destroyed, subject to subsection (f) of Section 11. Applicants for such substitute Warrant Certificate shall also comply with such other reasonable regulations and pay any reasonable charges as the Company may prescribe. If any Warrant Certificate is mutilated, lost, stolen, or destroyed, and the Warrant Holder desires to exercise any Warrants evidenced thereby, the Company may authorize such exercise upon receipt of such evidence and indemnity in lieu of issuing any substitute Warrant Certificate to evidence the Warrants so exercised.


                                  SECTION 10
                                  ----------

                             RESERVATION OF SHARES

     (a) The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock, for the purpose of enabling it to satisfy any obligation to issue Shares upon exercise of Warrants, the full number of Shares issuable upon the exercise of all outstanding Warrants.

     (b) The Company covenants that all Shares which may be issued upon exercise of Warrants will, upon issue, be fully paid and nonassessable by the Company and free from all taxes, liens, charges and security interests with respect to the issue thereof.

                                  SECTION 11
                                  ----------

                             ADJUSTMENT PROVISIONS

     (a)  Subdivision or Combinations.  If the Company shall at any time during
          ---------------------------
the Warrant Term subdivide or combine its outstanding shares of Common Stock, this Warrant shall, after that subdivision or combination, evidence the right to purchase the number of shares of Common Stock that would have been issuable as a result of that change with respect to the shares of Common Stock which were purchasable under this Warrant immediately before that subdivision or combination. If the Company shall at any time subdivide the outstanding shares of Common Stock, the Exercise Price then in effect immediately before that subdivision shall be proportionately decreased, and, if the Company shall at any time combine the outstanding shares of Common Stock, the Exercise Price then in effect immediately before that combination shall be proportionately increased. Any adjustment under this section shall become effective at the close of business on the date the subdivision or combination becomes effective.

     (b)  Reclassification, Exchange and Substitution.  If at any time during
          -------------------------------------------
the Warrant Term the Common Stock issuable upon exercise of this Warrant shall be changed into the same or a different number of shares of any other series or class or classes of stock, whether by reclassification, recapitalization or otherwise (other than a subdivision or combination of shares provided for above), the Warrant Holder shall, on its exercise, be entitled to purchase, in lieu of the Common Stock which the Warrant Holder would have become entitled to purchase but for such change, a number of shares of such other series or class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to purchase by the Warrant Holder on exercise of this Warrant immediately before that change.

     (c)  Reorganizations, Mergers, Consolidations or Sale of Assets.  Except as
          ----------------------------------------------------------
otherwise provided in Section 5(a)(vi), if at any time during the Warrant Term there shall be a capital reorganization of the Company's Common Stock (other than a combination, subdivision, reclassification or exchange of shares provided for elsewhere in this Warrant) or merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's assets to another corporation or person (provided such event does not result in the termination of this Warrant pursuant to Section 5) then, as a part of such reorganization, merger, consolidation or sale, lawful provision shall be made so that the Warrant Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the periods specified in this Warrant and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such reorganization, merger, consolidation or sale to which a holder of the Common Stock deliverable upon exercise of this Warrant would have been entitled in such reorganization, merger, consolidation or sale if this Warrant had been exercised immediately before that reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment (as determined by the Company's Board of Directors) shall be made in the application of the provisions of this Agreement and the Warrants with respect to the rights and interests of the Warrant Holders after such reorganization, merger, consolidation, or sale to the end that the provisions of this Warrant (including adjustment of the Exercise Price then in effect and number of shares purchasable upon exercise of this Warrant) shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant. The provisions of this Section 11(c) shall similarly apply to any such successive reorganizations, mergers, consolidations or sales which satisfy the conditions set forth above.

     (d)  Treatment of Fractional Shares.  If any adjustment made pursuant to
          ------------------------------
subsections (a), (b), or (c), above, creates a fractional Share, such Share shall be treated in accordance with Section 12 hereof.

     (e)  Notice of Adjustments.  The Company shall give notice of each
          ---------------------
adjustment or readjustment of the Exercise Price or the number of Shares issuable upon exercise of this Warrant to the Warrant Holder at that Warrant Holder's address as shown on the Company's books and records.

     (f)  No Change Necessary.  Neither this Agreement nor any Warrant
          -------------------
Certificate need be changed because of any adjustment in the Exercise Price or in the shares of Common Stock purchasable upon its exercise. A Warrant issued after any adjustment upon any partial exercise or in replacement may continue to express the same Exercise Price and the same number of Shares (appropriately reduced in the case of partial exercise) as are stated on the face of this Warrant as initially issued, and that Exercise Price and that number of Shares shall be considered to have been so changed at the close of business on the date of adjustment.


                                  SECTION 12
                                  ----------

                   FRACTIONAL WARRANTS AND FRACTIONAL SHARES

     (a) Notwithstanding any other provision of this Agreement or any Warrant Certificate, the Company shall not be required to issue fractions of Warrants on any distribution of Warrant Certificates or to distribute Warrant Certificates which evidence fractional Warrants. In lieu of issuing any fraction of a Warrant otherwise called for upon any adjustment pursuant to Section 11, the Company shall pay to the Warrant Holder entitled thereto an amount in cash equal to such fraction multiplied by the current market value of one such Warrant determined as follows:

          (i) If the Warrants are listed in the New York Stock Exchange, the American Stock Exchange or such other national stock exchange specified by the Board of Directors of the Company, or admitted to unlisted trading privilege on any such exchange, or quoted on a system of the National Association of Securities Dealers, Inc., the current market value shall be the last reported sale price of the Warrants on such exchange or system on the last trading day prior to the date of such adjustment pursuant to of Section 11, or, if no such sale is made on such day or the last sale price is not reported, the average of the closing bid and asked prices for such day, adjusted proportionately to give effect to such adjustment; or

          (ii) If subparagraph (i) is not applicable, the current market value shall be the mean of the last reported bid and asked prices reported by the any reporting service specified by the Board of Directors of the Company, in either case on the last business day prior to the date of such adjustment pursuant to
Section 11, adjusted proportionately to give effect to such adjustment; or

          (iii) If neither subparagraph (i) nor (ii) is applicable, the current market value shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

     (b) Notwithstanding any other provision of this Agreement or any Warrant Certificate, the Company shall not be required to issue fractions of Shares upon exercise of the Warrants or to distribute certificates which evidence fractions of Shares. With respect to any fraction of a Share called for upon exercise of any Warrant, the Company, in lieu of issuing such fractional Share shall pay to, or in accordance with the instruction of, the Warrant Holder exercising such Warrant an amount in cash equal to such fraction multiplied by the current market value of one Share, determined as follows:

          (i) If the Shares are listed in the New York Stock Exchange, the American Stock Exchange or such other national stock exchange specified by the Board of Directors of the Company, or admitted to unlisted trading privileges on any such exchange, or quoted in a system of the National Association of Securities Dealers, Inc., the current market value shall be the last reported sale price of the shares on such exchange or system on the last trading day prior to the date of exercise of such Warrant or, if no such sale is made on such day or the last sale price is not reported, the average of the closing bid and asked prices for such day on such exchange or such system; or

          (ii) If subparagraph (i) is not applicable, the current market value shall be the mean of the last reported bid and asked prices reported by any reporting service specified by the Board of Directors of the Company, in either case on the last business day prior to the date of exercise of such Warrant; or

          (iii) If neither subparagraphs (i) nor (ii) is applicable, the current market value shall be an amount, not less than book value, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

                                  SECTION 13
                                  ----------

                          NOTICES TO WARRANT HOLDERS

     (a) Upon any adjustment set forth in Section 11 hereof, the Company, within twenty (20) days thereafter, shall cause to be mailed to each Warrant Holder of record a certificate, signed by the President or a Vice President of the Company and by its Chief Financial Officer, setting forth the Exercise Price after such adjustment and the number of Shares (or portion thereof) purchasable upon exercise of an affected Warrant after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate shall be conclusive evidence of the correctness of the matters set forth therein. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section:

     (b)  Whenever the Company shall

          (i) expect to effect any capital reclassification of the capital stock of the Company; or

          (ii) expect to be involved in any voluntary or involuntary dissolution, liquidation or winding up of the Company; or

          (iii) expect to consummate a merger or consolidation of the Company into or with another corporation, or the sale of all or substantially all of the Company's assets to another corporation or person if, immediately after any such merger, consolidation or sale of assets, at least fifty percent (50%) of the voting power of the surviving corporation or such other person, as the case may be, is owned by persons who are not shareholders of the Company immediately prior to such merger, consolidation or sale;

then in any such case the Company shall cause to be mailed to each Warrant Holder, at the earliest practicable time (and in any event not less than twenty
(20) days before any record date or other date set for definitive action) written notice of such event and of the date on which the books of the Company shall close or the date when such reclassification, sale, consolidation, merger, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the kind and amount of the shares of stock and other securities and property deliverable upon exercise of the Warrants before and after any adjustment for the occurrence of such event. Such notice shall also specify the date as of which the holders of the shares of record shall be entitled to exchange their shares for securities or other property deliverable upon such reclassification, sale, merger, dissolution, liquidation or winding up, as the case may be.

     (c) Without limiting the obligation of the Company hereunder to provide notice to each Warrant Holder, it is agreed that failure of the Company to give notice shall not invalidate corporate action taken by the Company.


                                  SECTION 14
                                  ----------

                           RIGHTS OF WARRANT HOLDERS

     (a) No Warrant Holder, as such, shall have any rights of a shareholder of the Company, either at law or equity, and the rights of the Warrant Holders, as such, are limited to those rights expressly provided in this Agreement or in the Warrant Certificates.

     (b) When any Warrant Certificate shall have been surrendered for exercise accompanied by payment of the Exercise Price, as provided in this Agreement, certificates for the Shares purchased upon such exercise shall be issuable and any person designated to be the record holder of such Shares shall be deemed to have become a holder of record of such Shares as of the date of such surrender and payment, whichever last occurs; provided, that if at such date the transfer books for the Shares shall be closed, the certificates for the Shares shall be issuable on the date on which such books shall next be open (whether before, on or after an Expiration Date) and until then the Company shall be under no duty to deliver any certificate for such Shares; and further provided, that such books, unless otherwise required by law, shall not be closed at any time for a period longer than twenty (20) days.

     (c) The Company may treat the registered Warrant Holder in respect of any Warrant Certificate as the absolute owner thereof for all purposes notwithstanding any notice to the contrary.


                                  SECTION 15
                                  ----------

                                    NOTICES

     Any notice or demand authorized by this Agreement to be given or made by any Warrant Holder to or on the Company shall be sufficiently given or made if sent by mail, first-class or registered, postage prepaid, addressed (until another address is changed in writing by the Company by notice to the Warrant Holders of record) as follows.

                    Clinicor, Inc.
                    307 Camp Craft Road, Suite 200
                    Austin, Texas  78746
                    Attention: President

Any distribution, notice or demand required or authorized by this Agreement to be given or made by the Company to or on the Warrant Holders shall be sufficiently given or made if sent by mail, first class, certified or registered, postage prepaid, addressed to the Warrant Holders at their last known address as they shall appear on the registration books for the Warrant Certificates maintained by the Company or its Transfer Agent, if any.


                                  SECTION 16
                                  ----------

                          SUPPLEMENTS AND AMENDMENTS

     (a) The Company may from time to time supplement or amend the terms and conditions set forth herein without the approval of any Warrant Holders in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which shall not adversely affect the interests of the Warrant Holders, including (but not limited to) any extension of the Warrant Expiration Date for such period or periods as the Board of Directors of the Company may determine, and any conditional or unconditional reduction in an Exercise Price; provided that written notice of any such extension of exercise or reduction in exercise price shall be given to the Warrant Holders prior to the expiration date then in effect.

     (b) With the consent of the Warrant Holders of at least fifty percent (50%) of all remaining outstanding, unexercised Warrants issued in the Offering, given as set forth in this subsection (b), the Company may make any other amendment in this Agreement provided that no such change may shorten the time of exercise of any Warrant or increase the Exercise Price of any Warrant without the consent of all Warrant Holders. Consent of the Warrant Holders under this subsection (b) shall be evidenced by either (i) a consent in writing to the amendment, which consent need not set forth the specific form of amendment but shall be sufficient if it agrees to the general substance thereof and which shall be executed by the Warrant Holders and notarized or acknowledged (any consent so given in respect of a particular Warrant shall be binding upon any subsequent owner thereof) or (ii) by the affirmative vote of the requisite Warrant Holders at a meeting of Warrant Holders called by the Company and held at such time and place as may be specified in a written notice of the meeting to be mailed to each Warrant Holder not less than ten (10) days nor more than fifty
(50) days prior to the date set for the meeting. The Company may establish a record date for the determination of Warrant Holders entitled to vote at any meeting of Warrant Holders, which record date shall be not more than fifty (50) days prior to the date of mailing notice thereof. The Company may make reasonable regulations for the conduct of such meeting and for the appointment of a chairman and a secretary thereof and of inspectors of votes. Proxies may be used at any such meeting in the same manner as is provided in the Company's bylaws with respect to proxies for meetings of its stockholders.

                                  SECTION 17
                                  ----------

                                 GOVERNING LAW

     These terms and each Warrant Certificate issued hereunder shall be deemed to be a contract under the laws of the State of Texas and for all purposes shall be construed in accordance with the internal laws of said State, exclusive of the principles of conflict law.


                                  SECTION 18
                                  ----------

                          BENEFITS OF THIS AGREEMENT

     Nothing herein shall be construed to give to any person or corporation other than the Company and the Warrant Holders any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company and the Warrant Holders.


                                  SECTION 19
                                  ----------

                    AGREEMENT AVAILABLE TO WARRANT HOLDERS

     A copy of these terms shall be available at all reasonable times at the office of the Company for inspection by any Warrant Holder. As a condition of such inspection, the Company may require any Warrant Holder to submit a Warrant Certificate held of record for inspection.

                SEE REVERSE SIDE FOR ADDITIONAL INFORMATION AND
                              RESTRICTIVE LEGENDS

                                 ATTACHMENT 1
                                 ------------

                         [FORM OF WARRANT CERTIFICATE]                  [FACE]


     The Warrants evidenced by this certificate were issued as part of a Unit consisting of one share of Common Stock and one Warrant ("Warrant"). Two Warrants entitle the Warrant Holder to purchase one share of Common Stock. The shares of Common Stock and the Warrants may be detached immediately. The Warrants may only be exercised during specified Window Periods and then only when either (a) a current registration statement under the Securities Act of 1933, as amended, is effective or (b) an exemption from such registration is available to the Company, in either case, without undue expense or hardship. Additionally, Warrants are only exercisable when such exercise, and the issuance of the underlying Common Stock, can be effected in compliance with any applicable state Blue Sky laws and only during specified periods (each a "Window Period" as defined in those certain Terms of Warrant appended to that certain Subscription Agreement between the Company and the original holder hereof (the "Warrant Terms") in accordance with the Warrant Terms. The Company will be under no obligation whatsoever to take any steps in states other than the states in which the Warrants were originally offered for sale to allow Warrants to be exercised. The Warrants are subject to redemption and may not be exercised after the redemption date.


W-_____                                                                 Warrants


                              WARRANT CERTIFICATE

                                 CLINICOR, INC.


     This Warrant Certificate certifies that ___________________ or registered assigns (the "Warrant Holder"), is the registered owner of the above-indicated number of Warrants ("Warrants") expiring at 5:00 pm., Austin, Texas, local time, on September 30, 1998 (as extended or accelerated pursuant to the terms of the Warrant Agreement, the "Expiration Date"). Two Warrants entitle the Warrant Holder to purchase from Clinicor, Inc. (the "Company"), a Nevada corporation, at any time during a Window Period and before the Expiration Date, one fully paid and nonassessable share of Common Stock of the Company at a purchase price of $4.00 per share (the "Exercise Price") in lawful money of the United States of America for two Warrants represented hereby upon surrender of this Warrant Certificate, with the exercise form hereon duly completed and executed, with payment of the Exercise Price at the principal office of the Company, but only subject to the conditions set forth herein and in the Warrant Terms.

All unexercised Warrants may be redeemed by the Company upon 45 calendar days prior written notice to registered Warrant Holders subject to certain conditions set forth in the Warrant Terms. No Warrant may be exercised after such 45-day period. The Exercise Price, the number of shares purchasable upon exercise of each Warrant, the number of Warrants outstanding and the Expiration Date are subject to adjustments upon the occurrence of certain events set forth in the Warrant Terms. Reference is hereby made to the provisions on the reverse side of this Warrant Certificate and the provisions of the Warrant Terms, all of which are hereby incorporated by reference herein and made a part of this Warrant Certificate and which shall for all purposes have the same effect as though fully set forth at this place.

     Upon due presentment for registration of transfer of this Warrant Certificate at the office of the Company a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants, subject to any adjustments made in accordance with the Warrant Terms, shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Terms and Registration Rights Agreement entered into between the Company and the original holder of the Warrant regarding restrictions on transfer, and, upon payment of the transfer fee and any tax or other governmental charge imposed in connection with such transfer.

     The Warrant Holder of the Warrants evidenced by this Warrant Certificate may exercise all or any whole number of such Warrants only during a Window Period and in the manner stated hereon and in the Warrant Terms. The Exercise Price shall be payable in lawful money of the United States of America in cash or by certified or cashier's check or bank draft payable to the order of the Company. Upon any exercise of any Warrants evidenced by this Warrant Certificate in an amount less than the number of Warrants so evidenced, there shall be issued to the Warrant Holder a new Warrant Certificate evidencing the number of Warrants not so exercised. No adjustment shall be made for any dividends on any shares issued upon exercise of this Warrant.

     No warrant may be exercised after 5:00 pm., Austin, Texas, local time, on the Warrant Expiration Date (as defined in the Warrant Terms) and any Warrant not exercised by such time shall become void.

     A COPY OF THE WARRANT TERMS AND REGISTRATION RIGHTS AGREEMENT, WHICH DEFINES THE RIGHTS, RESPONSIBILITIES AND OBLIGATIONS OF THE COMPANY AND THE WARRANT HOLDERS IS ON FILE WITH THE COMPANY. ANY WARRANT HOLDER MAY OBTAIN A COPY OF THE WARRANT TERMS, FREE OF CHARGE, BY A REQUEST TO THE PRINCIPAL OFFICES OF THE COMPANY, ATTENTION: SECRETARY.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by its President and by its Secretary, each by a facsimile of said officers' signatures, and to be countersigned by the Company's transfer agent.


Dated: _____________________________    CLINICOR, INC., a Nevada corporation



By:    _____________________________    By:   ______________________________



COUNTERSIGNED:

PACIFIC STOCK TRANSFER COMPANY
P.O. Box 83365
Las Vegas, NV 89193


By:_____________________________
     authorized signature

                          FORM OF WARRANT CERTIFICATE                  [REVERSE]


     This Warrant Certificate, when surrendered to the Company at its principal office by the Warrant Holder, in person or by attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Terms, without payment of a charge, except for any tax or other governmental charge imposed in connection with such exchange, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing a like number of Warrants, subject to any adjustments made in accordance with the Warrant Terms.

     The Company may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for all purposes and the Company shall not be affected by any notice to the contrary. No Warrant Holder, as such, shall have any rights of a shareholder of the Company, either at law or in equity, and the rights of the Warrant Holder, as such, are limited to those rights expressly provided in the Warrant Terms and in the Warrant Certificates.

     The Company shall not be required to issue fractions of Warrants upon any such adjustment or to issue fractions of shares upon the exercise of any Warrants after any such adjustment, but the Company, in lieu of issuing any such fractional interest, shall pay an amount in cash equal to such fraction times the current market value of one Warrant or one share, as the case may be, determined in accordance with the Warrant Terms.

     Unless an amendment is able to be effected by the Board of Directors of the Company without the approval of Warrant Holders as specified in the Warrant Terms, the Company may amend the Warrant Terms only upon the approval of holders of at least one-half of the outstanding Warrants as a group, except that no such amendment shall accelerate the Warrant Expiration Date or increase the Exercise Price without the approval of all the holders of all outstanding Warrants. A copy of the Warrant Terms will be available at all reasonable times at the office of the Company for inspection by any Warrant Holder. As a condition of such inspection, the Company may require any Warrant Holder to submit his Warrant Certificate for inspection.


     IMPORTANT:  The Warrants represented by this Certificate may not be
     ---------
exercised by a Warrant Holder unless at the time of exercise the underlying shares of Common Stock are qualified for sale, by registration or otherwise, in the state where the Warrant Holder resides or unless the issuance of the shares of Common Stock would be exempt under the applicable state securities laws. Further, a registration statement under the Securities Act of 1933, as amended, covering the exercise of the Warrants must be in effect and current at the time of exercise unless the issuance of shares of Common Stock upon any exercise is exempt from the registration requirements of the Securities Act of 1933, as amended. Notwithstanding the provisions hereof, unless such registration statement and qualification are in effect and current at the time of exercise, or unless exemptions are available, the Company may decline to permit the exercise of the Warrants and the holder hereof would then only have the choice of either attempting to sell the Warrants, if a market existed therefor and provided there was compliance with the provisions of the Registration Rights Agreement regarding restrictions on transfer, or letting the Warrants expire. Except as set forth in the Registration Rights Agreement entered into with the original holders of the Warrants and as specified in the Warrant Terms, the Company has no obligation to register or seek exemptions from registration or qualification under applicable federal or state securities laws.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION ON AN EXEMPTION THEREFROM UNDER SAID ACT AND LAWS. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICE.

                   [any applicable state securities legend]

                                  ASSIGNMENT
                                  ----------

                   (Form of Assignment to be Executed if the Warrant Holder Desires to Transfer Warrants Evidenced Hereby)


     FOR VALUE RECEIVED, _______________________________________________________
hereby sells, assigns and transfers to _________________________________________
_______________________________________________________________________________.
(Please print name and address including zip code.)

                                 Please insert social security, federal tax I.D. number or other identifying number


                                 _______________________________________________


_______________________________________________________________________ Warrants
represented by this Warrant Certificate and does hereby irrevocably constitute and appoint ____________________________________________________________________
Attorney, to transfer said Warrants on the books of the Company with full power of substitution.


Dated: _____________________________    _______________________________________
                                                        Signature


                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of this Warrant Certificate)


SIGNATURE GUARANTEED:


____________________________________


NOTE:  Any transfer or assignment of this Warrant Certificate is subject to
----
compliance with the restrictions on transfer imposed under the Warrant Terms and Registration Rights Agreement.

                                   EXERCISE
                                   --------

                    (Form of Exercise to be Executed if the
         Warrant Holder Desires to Exercise Warrants Evidenced Hereby)


TO THE COMPANY:

     The undersigned hereby irrevocably elects to exercise _____________________ Warrants represented by this Warrant Certificate and to purchase thereunder the full number of shares of Common Stock issuable upon exercise of said Warrants and encloses $________________ as the purchase price therefor, and requests that certificates for such shares shall be issued in the name of, and cash for any fractional shares shall be paid to,

                                   Please insert Social Security Number or other identifying number

                                   _____________________________________________


________________________________________________________________________________
              (Please print Name and Address, including Zip Code)

and, if said number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the unexercised number of Warrants may be assigned under the form of Assignment appearing hereon.


Dated: _____________________________    _______________________________________
                                                        Signature


                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of this Warrant Certificate)


SIGNATURE GUARANTEED:


____________________________________

     IMPORTANT: Signature guarantee must be made by a participant of STAMP or another signature guarantee program acceptable to the Securities and Exchange Commission, the Securities Transfer Association and the Transfer Agent of the Issuer of the securities, if any, or the Issuer.